SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2007

CEDAR FAIR, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In early 2007, Cedar Fair, L.P. (“Cedar Fair”) initiated a review of its incentive compensation plans, its supplemental retirement plan, its change in control plan and certain employment agreements to ensure compliance with Section 490A of the Internal Revenue Code and to verify that the terms and procedures set forth in such agreements and plans reflected the current philosophy and practice of the Compensation Committee of the Board of Directors. On July 18, 2007, the Compensation Committee recommended, and the Board approved, the following amended and restated plans, programs and agreements:

•	Cedar Fair, L.P. Amended and Restated Senior Management Long-Term Incentive Compensation Plan;

•	Cedar Fair, L.P. Amended and Restated 2000 Equity Incentive Plan;

•	Cedar Fair, L.P. Amended and Restated 2000 Senior Executive Management Incentive Plan;

•	Cedar Fair, L.P. Amended and Restated Supplemental Retirement Program;

•	Cedar Fair, L.P. Amended and Restated Executive Change of Control Plan; and

•	the amended and restated employment agreements for executive officers Richard L. Kinzel, Jacob T. Falfas and Peter J. Crage.

Each plan, agreement or program listed above amends and supercedes its respective prior plan, agreement or program in its entirety. Each amended and restated plan, agreement and program was modified to reflect the provisions of Section 409A of the Code, including conforming the definitions of key terms, such “change of control” and “disability,” to those provided for in Section 409A of the Code and imposing a six-month delay upon distributions to key employees upon “separation from service” (including retirement) unless permitted exceptions apply.

Amendment and Restatement of Incentive Compensation Plans

In addition to the changes required to make the existing incentive compensation plans compliant with Section 409A of the Code, Cedar Fair amended the plans as follows:

The Cedar Fair, L.P. Amended and Restated Senior Management Long-Term Incentive Compensation Plan, pursuant to which Cedar Fair has traditionally granted phantom unit awards, was amended so that:

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in the event of a change in control or a participant’s death, disability or retirement while employed by Cedar Fair, awards for that year, as well as any unpaid awards from prior years, will be paid in a lump sum cash payment within ninety days of the event (or such period of time as may be required by Section 409A of the Code); and

•	in the event of change in control, awards will be deemed to have been earned at 100% of the target level in the year of the change in control.

The Cedar Fair, L.P. Amended and Restated 2000 Equity Incentive Plan, pursuant to which the Board or a committee of the Board may grant various types of awards including units, options for units, unit appreciation rights and restricted units, was amended so that:

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the exercise price of a unit purchasable under an option or a unit appreciation right may not be less than the fair market value of the unit on the date of grant of the option or unit appreciation right; and

•	all payments for performance based awards would be made or deferred in compliance with Section 409A.

The Cedar Fair, L.P. Amended and Restated 2000 Senior Executive Management Incentive Plan, pursuant to which performance based cash incentive awards are granted, was amended so that:

•	in the event that a participant retires or dies during a performance period, the participant or his estate will receive the prorated cash incentive award;

•	in the event of a change in control, all cash incentive awards will be deemed to have been earned at 100% of the target level in the year of the change in control;

•	in all other instances of separation from service, the participant will forfeit the entire cash incentive award; and

•	payment and deferral of any performance based cash incentive awards will be made in compliance with Section 409A.

Amendment and Restatement of the Supplemental Retirement Program

Cedar Fair has had a supplemental retirement program in place since 1992 but additional contributions to the plan were discontinued in 2004. The plan had not been updated since then. Presently, only the chief executive officer, Richard Kinzel, and the chief operating officer, Jacob Falfas, participate in the plan. The majority of the amendments to the Cedar Fair, L.P. Amended and Restated Supplemental Retirement Program were required to make the program compliant with Section 409A. Other material changes include:

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clarifying language to confirm that in the event that a participant in the program dies, becomes disabled or retires while employed by Cedar Fair, all of the participant’s accrued units will fully vest and become payable in a lump sum on the first day of the second month following the month of such event (or such period of time as required by Section 409A); and

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in the event of a change in control while a participant is employed by Cedar Fair, all accrued units will vest and be funded in a “rabbi” trust for the benefit of the participant at death, disability or retirement and payable as described above.

Amendment and Restatement of Change in Control Plan

The Cedar Fair, L.P. Amended and Restated Executive Change of Control Plan amends and restates the “Executive Severance Plan” that was originally adopted in 1995. The plan was amended as follows:

•	the list of positions covered by the plan was amended to include the chief operating officer position;

•	the Board was granted the authority to add additional key employees to the plan at a level of benefits determined by the Board;

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any participant who is designated to participate in the plan but has an employment agreement or other arrangement with Cedar Fair containing change in control provisions will not participate in the plan while such agreement is in effect;

•	tax gross-up payments by Cedar Fair to reimburse any excise tax imposed on an executive by Section 409A of the Code were added; and

•	the severance payments and benefits to be provided to the participants if they are terminated (other than for cause, as defined in the plan) within 24 months of a change in control were increased to:

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The President and/or Chief Executive Officer will receive 3 times his average annual cash compensation, as defined in the plan, for the previous 3 years (or such shorter period of time that the executive is employed by Cedar Fair) preceding the year in which the change in control occurred, less US$1. He will also receive life, disability, accident and health insurance benefits for the shorter of 36 months or the period until he is re-employed.

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Each of the Chief Operating Officer and the Chief Financial Officer will receive 2.5 times his average annual cash compensation, as defined in the plan, for the previous 3 years (or such shorter period of time that the executive is employed by Cedar Fair) preceding the year in which the change in control occurred, less US$1. Each will also receive life, disability, accident and health insurance benefits for the shorter of 30 months or the period until he is re-employed.

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Each of the Regional Vice Presidents and Corporate Division Heads; the Corporate Vice President, Administration and the Corporate Vice President, Planning & Design will receive 2 times his average annual cash compensation, as defined in the plan, for the previous 3 years (or such shorter period of time that the executive is employed by Cedar Fair) preceding the year in which the change in control occurred, less US$1. Each will also receive life, disability, accident and health insurance benefits for the shorter of 24 months or the period until he is re-employed.

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Each General Manager will receive 90% of 2 times his average annual cash compensation, as defined in the plan, for the previous 3 years (or such shorter period of time that the executive is employed by Cedar Fair) preceding the year in which the change in control occurred, less US$1. Each will also receive life, disability, accident and health insurance benefits for the shorter of 12 months or the period until he is re-employed.

Amendment and Restatement of Employment Agreements

On July 20, 2007, Cedar Fair entered into amended and restated employment agreements with Richard L. Kinzel, its chairman, president and chief Executive officer, Jacob T. Falfas, its chief operating officer, and Peter J. Crage, its chief financial officer. These agreements amend and supercede the previous employment agreements between Cedar Fair and the executive officers that were entered into on December 12, 2006. The amended and restated employment agreements were updated to comply with Section 409A of the Code and to include change in control provisions with a related tax gross-up. Due to the change in control provisions in the employment agreements, these executive officers will not participate in the Cedar Fair, L.P. Amended and Restated Change of Control Plan discussed above. Except with respect to the changes outlined below, the majority of the employment agreements’ terms and conditions, including salary, term and welfare benefits, remain the same as the previous agreements.

Pursuant to the terms of the amended and restated employment agreement, if Mr. Kinzel’s employment is terminated (other than for cause, as defined in the agreement) within 24 months of a change in control, Mr. Kinzel will receive:

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the greater of (i) the payments he would receive if he were terminated under his employment agreement other than for cause or (ii) the payments and benefits he would have received if he participated in the Cedar Fair, L.P. Amended and Restated Change of Control Plan. If Cedar Fair terminates Mr. Kinzel’s employment other than for cause, as such term is defined in the employment agreement, then Mr. Kinzel would receive a lump sum payment of (i) his annual base salary through the date of termination and (ii) an amount equal to the present value of his annual base salary and incentive compensation that he would have received had he remained employed for the term of the agreement and all of his outstanding equity awards will vest and become exercisable on or before March 1, 2012. The payment Mr. Kinzel would receive under the Cedar Fair, L.P. Amended and Restated Change of Control Plan are outlined above under “President and/or Chief Executive Officer” section.

•	lifetime health care coverage, a supplement to Medicare and reimbursement of any expense for Medicare as detailed in the employment agreement;

•	maintenance of a $2 million term life insurance policy on the life of Mr. Kinzel to be in effect until July 23, 2018;

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life, disability and accident benefits on terms no less favorable than provided to other Cedar Fair officers for the longer of (i) January 2, 2012 or (ii) 3 years, or if shorter, until Mr. Kinzel is re-employed;

•	fringe benefits similar to those listed as an exhibit to the employment agreement on terms no less favorable to other Cedar Fair officers until January 2, 2012;

•	tax gross-up payments to reimburse Mr. Kinzel for any excise taxes he may incur under Sections 280G and 4999 of the Code.

Pursuant to the terms of Mr. Falfas’s amended and restated employment agreement and Mr. Crage’s amended and restated employment agreement, each will receive the same benefits and payments for their respective positions as indicated above under “Amendment and Restatement of Change of Control Plan” for the positions of Chief Operating Officer and Chief Financial Officer, respectively. In addition, the amended and restated employment agreements provide tax gross-up payments to reimburse the executive officer for any excise tax he may incur under Section 280G and 4999 of the Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By	Cedar Fair Management, Inc., General Partner

By:	/s/ Peter J. Crage
Peter J. Crage
Corporate Vice President - Finance and Chief Financial Officer

Date: July 24, 2007